UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On May 8, 2015, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman 400 North Belt LLC (“North Belt LLC”), an indirect, wholly-owned subsidiary of the Company, acquired a fee simple interest in a 12 story office building commonly known as 400 North Belt (the “North Belt Property”), containing approximately 230,872 square feet of office space located in Houston, Texas.

North Belt LLC acquired the North Belt Property from PKY 400 North Belt, LLC, an unrelated third party seller, for a purchase price, as amended, of $10,150,000, exclusive of closing costs.  North Belt LLC financed the payment of the purchase price for the North Belt Property with proceeds from the Company’s ongoing public offering and loan advance proceeds from the Company’s revolving credit facility.  The North Belt Property is secured by a deed of trust in favor of Hartman XX Limited Partnership, the sole member of North Belt LLC and a negative pledge in favor of Texas Capital Bank NA.  The terms of the financing are discussed at Item 2.03 below.

The North Belt Property was built in 1982.  The North Belt Property is approximately 64% occupied by 12 tenants as of May 8, 2015.  Two tenants currently occupy more than 10% of the property.  National Oilwell Varco, LP occupies approximately 22.5% of the property and Marine Well Containment Company occupies approximately 10.7%.  The top five tenants occupy approximately 56% of the property and comprise approximately 94% of the current annual base rent.

An acquisition fee of approximately $254,625 was earned by Hartman Advisors LLC, the Company’s advisor (the “Advisor”), in connection with the purchase of the North Belt Property.

Property Management

On April 21, 2015, North Belt LLC and Hartman Income REIT Management, Inc. (the “Property Manager”), an affiliate of the Company, entered into a Real Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will manage and be the exclusive leasing agent for the North Belt Property.  Pursuant to the terms of the Management Agreement, North Belt LLC will pay the Property Manager a monthly management fee of 3% of the effective gross revenues (as defined in the Management Agreement).  North Belt LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the Management Agreement.  North Belt LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten (10) days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten (10) day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  North Belt LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

     Arrangement of a Registrant.

On May 8, 2015, North Belt LLC executed a promissory note in favor of Hartman XX Limited Partnership, evidencing a loan in the amount $10,150,000.  The promissory note is secured by the North Belt Property.  The promissory note bears interest at the rate of 6% per annum and is payable on demand.  Loan advance proceeds from the Company’s revolving credit facility were utilized in the acquisition of the North Belt Property.  North Belt LLC and Hartman XX Limited Partnership have executed a Negative Pledge dated as of May 8, 2015 in favor Texas Capital Bank, NA.

The material terms of the promissory note and related deed of trust described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman North Belt, LLC and Hartman Income REIT Management, Inc.
10.2	Promissory Note, dated May 8, 2015, by Hartman 400 North Belt, LLC in favor of Hartman XX Limited Partnership.
10.3	Deed of Trust, dated May 8, 2015, by Hartman 400 North Belt LLC in favor of Hartman XX Limited Partnership.
10.4	Negative Pledge, dated May 8, 2015, by Hartman 400 North Belt LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: May 15, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman North Belt, LLC and Hartman Income REIT Management, Inc.
10.2	Promissory Note, dated May 8, 2015, by Hartman 400 North Belt, LLC in favor of Hartman XX Limited Partnership.
10.3	Deed of Trust, dated May 8, 2015, by Hartman 400 North Belt LLC in favor of Hartman XX Limited Partnership.
10.4	Negative Pledge, dated May 8, 2015, by Hartman 400 North Belt LLC and Hartman XX Operating Partnership in favor of Texas Capital Bank, NA.